UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2025

PAMT CORP

(Exact name of registrant as specified in its charter)

Nevada	000-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PAMT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2025, the Board of Directors (the “Board”) of PAMT CORP (the “Company”) appointed the Company’s Chief Financial Officer, Lance K. Stewart, to serve as President and Chief Executive Officer and a director of the Company, effective August 4, 2025. The Company’s Chairman, Matthew T. Moroun, who has been serving as interim Chief Executive Officer of the Company since June 27, 2025, will return to his role as Chairman of the Board. On July 31, 2025, the Board also appointed Daniel C. Kleine, Senior Vice President of Finance of P.A.M. Transport, to serve as Senior Vice President and Treasurer of the Company, effective August 4, 2025. Mr. Kleine will serve as the Company’s principal financial and accounting officer until a permanent Chief Financial Officer is named.

Mr. Stewart, age 56, has served as Vice President of Finance, Chief Financial Officer and Treasurer of the Company since April 2023. Mr. Stewart served as interim Chief Financial Officer and Treasurer in March 2023 and as Vice President of Operations of the Company’s primary operating subsidiary, P.A.M. Transport, Inc., from 2020 to April 2023. He served as Vice President of Accounting of P.A.M. Transport from 2016 until 2020. Mr. Stewart previously served as Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of the Company from 2010 until 2013 and as Vice President of Accounting and Controller of P.A.M. Transport from 2002 until 2010. He began his career with P.A.M. Transport in 1989 and served in various capacities before becoming Vice President of Accounting in 2002.

Effective August 4, 2025, Mr. Stewart’s annual base salary will increase to $505,440. In connection with his promotion, on August 4, 2025, Mr. Stewart will receive an award of 100,000 restricted stock units to vest in equal installments over the next four years, beginning February 9, 2026. Mr. Stewart will remain eligible to participate in any annual incentive compensation plan for the Company’s executive officers.

Daniel C. Kleine, age 36, has served as Senior Vice President of Finance of P.A.M. Transport since June 2025 and served as Vice President of Tax of P.A.M. Transport from June 2023 to June 2025. Prior to joining the Company, Mr. Kleine served in various roles at George’s, Inc., a privately owned poultry producing company headquartered in Northwest Arkansas, including Tax Director from September 2022 to June 2023 and Tax Accounting Manager from October 2020 to September 2022. He served as Senior Tax Accountant at George’s from June 2017 to October 2020. Additionally, Mr. Kleine served as Senior Tax Accountant at Frost, PLLC in Little Rock, Arkansas from August 2013 to June 2017. Mr. Kleine is a Certified Public Accountant and earned bachelor’s degrees in accounting and finance, with a minor in economics, from the University of Arkansas, Fayetteville, and a master’s degree in accounting from the University of Arkansas, Little Rock.

Mr. Kleine’s annual base salary will be $221,000, and he is eligible to participate in any annual incentive compensation plan for the Company’s executive officers.

Item 7.01.	Regulation FD Disclosure.

On August 4, 2025, the Company issued a press release announcing certain management changes at the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	News release issued by the Registrant on August 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAMT CORP
(Registrant)

Date: August 4, 2025	By:	/s/ Lance K. Stewart
Lance K. Stewart President and Chief Executive Officer

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